1290 Avenue of the Americas New York, NY 10104-0050 Telephone: 212.468.8000 Facsimile: 212.468.7900 www.mofo.com	morrison & foerster llp new york, san francisco, los angeles, palo alto, sacramento, san diego, denver, northern virginia, washington, d.c. tokyo, london, brussels, beijing, shanghai, hong kong

Exhibit l

February 10, 2012

Medley Capital Corporation

375 Park Avenue, Suite 3304

New York, New York 10152

Re:	Medley Capital Corporation – Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Medley Capital Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form N-2 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of: (i) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 par value (“Preferred Stock”); (iii) warrants to purchase Common Stock (“Warrants”); (iv) debt securities of the Company (“Debt Securities”); and units comprised of one or more of Common Stock, Preferred Stock, Warrant, and/or Debt Securities (“Units” and together with the Common Stock, Preferred Stock, Warrant, and Debt Securities, the “Securities”), with an aggregate offering price of up to $150,000,000, and the offering by the Selling Stockholders identified in the Registration Statement of up to 5,352,594 shares of common stock (the “Selling Stockholder Shares”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act in amounts, prices, and on terms to be set forth in one or more supplements to the final prospectus (the “Prospectus”) included in the Registration Statement at the time it becomes effective.

The Debt Securities are to be issued from time to time pursuant to an indenture (the “Indenture”), dated as of February 7, 2012, between the Company and U.S. Bank National Association (the “Trustee”).

The Warrants are to be issued from time to time pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

Medley Capital Corporation

February 10, 2012

The Units are to be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company, one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement, and the holders from time to time of the Units.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, substantially in the form in which it was transmitted to the Commission.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

We have also assumed that the Registration Statement will be effective under the Securities Act before any Securities or the Selling Stockholder Shares are sold pursuant thereto and that the Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and that the Trustee will be qualified pursuant to the Form T-1 being filed by the Trustee on the date hereof.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)       the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)      limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)     our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.      The Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

Medley Capital Corporation

February 10, 2012

3.       With respect to any shares of Common Stock to be offered pursuant to the Registration Statement, when (i) the Common Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Warrants or Units) will be validly issued, fully paid and nonassessable.

4.      With respect to any shares of Preferred Stock to be offered pursuant to the Registration Statement, when (i) the applicable certificate of designation has been duly authorized and executed by the Company and filed with the Secretary of State of the State of Delaware, (ii) the Preferred Stock has been authorized, offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Warrants or Units) will be validly issued, fully paid and nonassessable.

5.      The Debt Securities have been duly authorized, and when the terms of the Debt Securities to be issued under the Indenture and of their issuance and sale have been duly established in conformity with the Indenture, the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will be legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

6.      When (i) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (ii) the terms of the Warrants to be issued under the applicable Warrant Agreement and of their issuance and sale have been established in accordance with the Warrant Agreement, and (iii) the Warrants have been issued and sold as contemplated in the Registration Statement and executed and authenticated and delivered in accordance with the applicable Warrant Agreement, the Warrants will constitute legal, valid, binding and enforceable obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

7.      When (i) the applicable Unit Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (ii) the terms of the applicable Unit Agreement have been duly established and the applicable Unit Agreement has been duly executed and delivered, (iii) the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and sold as contemplated in the Registration Statement, the Units will constitute legal, valid, binding and enforceable obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

Medley Capital Corporation

February 10, 2012

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit L to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP